Exhibit 6.11

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 1 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. EXCLUSIVE DISTRIBUTION AND INTELLECTUAL PROPERTY LICENSE AGREEMENT 독점 총판 및 지식재산권 라이선스 계약서 L I C E N S O R / 라이선서 Naoris Quantum Protocol Inc. (이하 "Naoris") L I C E N S E E / 라이선시 XCURE Co., Ltd. & JV (이하 "XCURE" 및 설립 예정 JV) D A T E / 계약일 26 March 2026 2026 년 3 월 26 일 G O V E R N I N G L A W / 준거법 Republic of Korea Pursuant to: Binding LOI dated 23 March 2026 and JV Establishment Agreement dated 23 March 2026 P R E A M B L E / 전 문 본 계약은 Naoris Quantum Protocol Inc.(이하 "Naoris")와 XCURE Co., Ltd.(이하 "XCURE") 사이에 체결된다. XCURE 는 대한민국에서 설립될 합작회사(이하 "JV")의 설립추진자로서 본 계약을 체결하며, JV 가 대한민국 법률에 따라 적법하게 설립되고 라이선스 비용 미화 일백만 달러(USD $1,000,000)를 지급하는 즉시, JV 는 본 계약상 총판권 및 라이선스의 직접 수익자이자 의무자로 자동 편입된다. This Agreement is entered into by and between Naoris Quantum Protocol Inc. ("Naoris") and XCURE Co., Ltd. ("XCURE"). XCURE executes this Agreement as promoter of a joint venture company to be incorporated in the Republic of Korea (the "JV"), and upon the JV's lawful incorporation and full payment of the License Fee of USD $1,000,000, the JV shall be automatically admitted as direct beneficiary and obligor of the exclusive distribution rights and license granted hereunder. 본 계약은 2026 년 3 월 23 일자 구속력 있는 의향서(Binding LOI) 및 동일자 합작회사 설립 및 주주간 기본계약서(JV 설립계약)에 기초하며, 대한민국 내 독점 총판권 및 지식재산권 라이선스를 구체화한다. This Agreement is based on the Binding LOI and the JV Establishment Agreement, both dated 23 March 2026, and gives concrete effect to the exclusive distribution rights and IP license within the Republic of Korea as contemplated thereunder. 한 국 어 원 문 E N G L I S H T R A N S L A T I O N Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 2 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. 01 제1 조 목 적 Article 1 Purpose 본 계약의 목적은 Naoris 가 대한민국 영역 내에서 JV 에 제품의 독점 총판권, 상업화 권리 및 그 이행에 필요한 범위의 지식재산권 라이선스를 부여하고, 그 조건·범위·대가 및 관련 권리·의무를 정하는 데 있다. The purpose of this Agreement is for Naoris to grant to the JV, within the Territory, exclusive distribution rights, commercialization rights, and an IP license to the extent reasonably necessary therefor, and to set forth the terms, scope, consideration, and related rights and obligations of the Parties. 02 제2 조 정의 및 효력발생 Article 2 Definitions and Effectiveness ① "영역(Territory)"은 대한민국을 의미한다. ① "Territory" means the Republic of Korea. ② "제품(Products)"은 Naoris 의 다음 제품 및 기술과 이에 부수하거나 관련된 업데이트, 업그레이드, 신규 릴리스, 기술문서 및 배포 패키지를 포함한다: ② "Products" means the following products and technologies of Naoris, together with all updates, upgrades, new releases, technical documentation, and distribution packages appurtenant thereto: (a) 포스트퀀텀 암호기술 (PQC) (a) Post-Quantum Cryptography (PQC) (b) 탈중앙화 사이버보안 기술 (b) Decentralized cybersecurity technology (c) SDK / API (c) Software Development Kits (SDK) / APIs (d) 보안 에이전트 및 소프트웨어 컴포넌트 (d) Security agents and software components (e) 클라우드 또는 온프레미스 기반 엔터프라이즈 사이버보안 솔루션 (e) Cloud or on-premise enterprise cybersecurity solutions 적용 분야: USIM/eSIM, 금융 IC 카드, 결제 시스템, 통신 인프라, IoT, 헬스케어, 공장 자동화, 대중교통 및 산업 인프라 포함(이에 한정되지 않음). Application sectors include, without limitation: USIM/eSIM, financial IC cards, payment systems, telecom infrastructure, IoT, healthcare, factory automation, public transportation, and industrial infrastructure. ③ "Background IP"는 본 계약 체결일 이전 또는 이와 무관하게 Naoris 또는 그 라이선서가 보유·통제하는 제품, 소스코드, 알고리즘, 플랫폼, SDK, API, 상표, 기술문서, 노하우 및 기타 지식재산을 의미한다. ③ "Background IP" means all products, source code, algorithms, platforms, SDKs, APIs, trademarks, technical documentation, know- how, and other intellectual property owned or controlled by Naoris or its licensors prior to, or independently of, this Agreement. ④ "Foreground IP"는 JV 또는 XCURE 가 대한민국 시장을 위하여 독자적으로 또는 ④ "Foreground IP" means all localizations, customer-specific deliverables, customizations, integration modules, connectors, Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 3 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. Naoris 와 협업하여 개발하는 현지화물, 고객별 산출물, 커스터마이징, 통합 모듈, 커넥터, 구축 자료 및 기타 작업결과물을 의미한다(Background IP 제외). implementation materials, and other work product developed by the JV or XCURE, independently or jointly with Naoris, for the Korean market, excluding Background IP itself. ⑤ "효력발생일"은 JV 가 대한민국 법률에 따라 적법하게 설립되는 날을 의미한다. 제5 조의 지급의무, 제13 조의 비밀유지 및 제15 조의 일반조항을 제외한 실질적 권리·의무는 효력발생일에 발생한다. ⑤ "Effective Date" means the date of the JV's lawful incorporation under Korean law. Substantive rights and obligations other than payment obligations (Art. 5), confidentiality (Art. 13), and general provisions (Art. 15) shall arise as of the Effective Date. ⑥ JV 설립 완료 즉시, 별도의 추가 서명 없이 JV 는 본 계약의 당사자로 자동 편입된다. ⑥ Upon completion of incorporation, the JV shall be automatically admitted as a party to this Agreement without any additional signatures. 03 제3 조 독점 총판권의 부여 Article 3 Grant of Exclusive Distribution Rights ① Naoris 는 효력발생일로부터 제6 조에서 정한 기간 동안 JV 를 대한민국 내 제품의 유일한 독점 총판, 상업화 및 사업개발 파트너로 선임한다. ① Naoris designates the JV as its sole and exclusive distribution, commercialization, and business development partner for the Products within the Territory, for the duration set forth in Article 6, commencing from the Effective Date. ② Naoris 는 동일 기간 동안 대한민국 내에서 제품에 관하여 제3 의 총판, 리셀러, VAR, OEM 파트너 또는 기타 상업화 파트너를 신규로 선임하지 아니한다. ② During the same period, Naoris shall not appoint any new third-party distributor, reseller, VAR, OEM partner, or other commercialization partner for the Products within the Territory. ③ Naoris 는 다음 각 호의 경우를 제외하고는 대한민국 내에서 직접 제품을 판매하거나 상업화하지 아니한다: ③ Naoris shall not directly sell or commercialize the Products within the Territory, except: (i) JV 를 통하여 수행되는 경우 (i) Where conducted through the JV (ii) 글로벌 기존 고객의 제한적 후속 지원으로서 대한민국 신규 매출로 보기 어려운 경우 (ii) Limited follow-on support for existing global customers not constituting new in-Territory revenue (iii) JV 이사회 또는 양 당사자가 사전에 서면 승인한 경우 (iii) Where approved in advance in writing by the JV's Board or both Parties ④ JV 는 제품을 대한민국 내에서 배포, 마케팅, 현지화, 시연, 영업, 구축, ④ The JV shall have the exclusive right to distribute, market, localize, demonstrate, sell, implement, maintain, provide technical support Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 4 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. 유지보수, 기술지원 및 고객관리할 독점적 권리를 가진다. for, and manage customer relationships with respect to the Products within the Territory. 독점권 발효 조건 독점권은 다음 두 가지 조건이 동시에 충족된 즉시 발효된다: (i) 본 계약의 양 당사자 서명(Execution of this Agreement); 및 (ii) 라이선스 비용 미화 일백만 달러(USD $1,000,000)의 Naoris 에 대한 납입 완료. Conditions for Grant of Exclusivity Exclusivity shall become effective immediately upon concurrent satisfaction of both: (i) Execution of this Agreement by both Parties; and (ii) Full payment of the License Fee of USD $1,000,000 to Naoris. 04 제4 조 지식재산권 라이선스의 부여 Article 4 Grant of Intellectual Property License ① Naoris 는 JV 에게 영역 내에서 제품의 마케팅, 시연, 현지화, 구현, 구축, 유지보수, 지원, 배포, 재판매 및 제공에 합리적으로 필요한 범위에서 Background IP 를 사용할 수 있는 독점적·비양도적·제한적 라이선스를 부여한다. ① Naoris grants to the JV a limited, exclusive, non-transferable license to use the Background IP within the Territory to the extent reasonably necessary for marketing, demonstrating, localizing, implementing, deploying, maintaining, supporting, distributing, reselling, and providing the Products to customers. ② 본 라이선스에는 다음이 포함된다: ② This license includes the right to: (a) 목적코드(object code) 또는 실행형(executable form) 제품 제공 (a) Provide Products in object code or executable form (b) 기술문서 사용 및 PoC 수행 (b) Use technical documentation and conduct proof- of-concept evaluations (c) 고객 구축·유지보수를 위한 사용 (c) Use for customer deployment and maintenance (d) 영업 목적의 합리적 번역·표시·설정 변경 (d) Perform reasonable translation, display adaptation, and configuration changes for in- Territory operations ③ JV 는 영업에 필요한 범위에서 고객, 시스템통합업체, 하도급업체 및 최종사용자에게 하위 사용권을 부여할 수 있다. 단, 그 범위는 본 계약상 JV 의 권리를 초과할 수 없다. ③ The JV may grant sub-licenses to customers, system integrators, subcontractors, and end- users to the extent necessary for in-Territory operations, provided no sub-license shall exceed the scope of the JV's rights hereunder. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 5 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. ④ Naoris 의 사전 서면동의 없이 JV 는 Background IP 를 영역 외에서 사용하거나, 독립 제품으로 재포장하거나, 소유권을 주장하여서는 아니 된다. ④ Without Naoris's prior written consent, the JV shall not use the Background IP outside the Territory, repackage it as an independent product, or assert ownership or title thereto. 05 제5 조 대가 및 지급 Article 5 Consideration and Payment ① 독점 총판권, 상업화 권리 및 Background IP 라이선스의 대가로서, XCURE 는 Naoris 에게 일회성 라이선스 수수료 미화 일백만 달러(USD $1,000,000)를 지급한다. ① As consideration for the exclusive distribution rights, commercialization rights, and Background IP license granted hereunder, XCURE shall pay to Naoris a one-time License Fee of United States Dollars One Million (USD $1,000,000). ② 라이선스 수수료는 2026 년 3 월 23 일자 Binding LOI 체결일로부터 10 일 이내에 Naoris 가 지정하는 계좌로 전신환 방식으로 지급한다. 법인설립 및 해외투자신고 절차로 인한 지연은 상호 인정한다. ② The License Fee shall be remitted by wire transfer to Naoris's designated account within ten (10) days of the Binding LOI (23 March 2026). Delays caused by incorporation and overseas investment reporting procedures are mutually acknowledged. ③ 라이선스 수수료는 본 계약상 권리에 대한 유일하고 완전한 대가이며, 제6 조의 연장수수료를 제외하고는 추가 수수료가 없다. ③ The License Fee constitutes the sole and complete consideration for all rights granted hereunder, and no further fees shall be due except for the extension fee under Article 6. 06 제6 조 독점기간 및 연장 Article 6 Exclusivity Period and Extension ① 최초 독점기간은 효력발생일로부터 1 년으로 한다. ① The initial exclusivity period shall be one (1) year commencing from the Effective Date. ② JV 가 최초 독점기간 내 누적 매출 50 억 원(KRW 5,000,000,000)을 달성하지 못한 경우, XCURE 는 만료일 30 일 전까지 서면 통지하고 연장수수료 미화 오십만 달러(USD $500,000)를 지급함으로써 독점기간을 1 년 연장할 수 있다. ② Should the JV fail to achieve cumulative revenue of KRW 5,000,000,000 within the initial period, XCURE may extend exclusivity by one (1) year upon written notice no later than thirty (30) days before expiration and payment of USD $500,000. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 6 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. ③ 유효하게 연장된 경우, 연장기간 중에도 본 계약의 독점 총판권 및 라이선스는 동일 조건으로 유지된다. ③ Where a valid extension is effectuated, the exclusive distribution rights and license shall be maintained on identical terms throughout the extension period. 07 제7 조 Naoris 의 협력의무 Article 7 Cooperation Obligations of Naoris ① Naoris 는 상업적으로 합리적인 범위에서 제품정보, 기술문서, 제품교육, 업데이트, 2 차 기술지원 및 영업협력 자료를 제공한다. ① Naoris shall, to a commercially reasonable extent, provide product information, technical documentation, product training, updates, second-level technical support, and sales cooperation materials. ② 세부 가격정책, 공급조건, 납기, 유지보수 범위, 서비스수준 및 상업조건은 별도의 발주서, 견적서, 가격표 또는 운영절차서로 정할 수 있다. ② Specific pricing, supply terms, delivery, maintenance scope, service levels, and commercial terms may be set forth in separate purchase orders, quotations, price lists, or operational procedures. ③ Naoris 는 대한민국 내 공공기관 또는 정부 관련 프로젝트 수주를 위하여 JV 와 성실히 협력한다. ③ Naoris shall cooperate in good faith to support the JV's pursuit of public institution and government-related projects within the Territory. 08 제8 조 JV 및 XCURE 의 의무 Article 8 Obligations of the JV and XCURE ① JV 는 대한민국 내 제품의 사업개발, 채널개발, 시연, 마케팅, 구축, 교육 및 1 차 고객지원을 위하여 상업적으로 합리적인 노력을 기울인다. ① The JV shall use commercially reasonable efforts in business development, channel development, demonstration, marketing, implementation, training, and first-level customer support with respect to the Products within the Territory. ② XCURE 는 설립추진자로서 본 계약의 효력발생에 필요한 절차를 신속히 이행하고, JV 설립 후 JV 가 본 계약상 의무를 이행할 수 있도록 협력한다. ② XCURE shall, as promoter, expeditiously complete all procedures necessary for this Agreement to become effective, and shall cooperate following incorporation to enable the JV to perform its obligations hereunder. ③ JV 및 XCURE 는 반부패, 제재, 수출통제, 개인정보보호, 사이버보안 및 기타 강행법규를 준수한다. ③ The JV and XCURE shall comply with all applicable mandatory requirements regarding anti-corruption, sanctions, export controls, personal data protection, cybersecurity, and other mandatory statutory obligations. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 7 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. 09 제9 조 지식재산권 귀속 Article 9 Ownership of Intellectual Property ① Background IP 및 이에 대한 모든 권리, 권원 및 이익은 계속하여 Naoris 또는 그 라이선서에게 귀속된다. ① All right, title, and interest in and to the Background IP shall at all times remain exclusively vested in Naoris or its licensors. ② Foreground IP 및 JV 또는 XCURE 가 대한민국 시장을 위하여 개발한 현지화물, 구축자료, 커스터마이징, 통합 모듈, 커넥터 및 관련 문서는 JV 에 귀속된다. ② The Foreground IP and all localizations, implementation materials, customizations, integration modules, connectors, and related documentation developed by the JV or XCURE for the Korean market shall be vested in the JV. ③ Naoris 의 기존 소스코드, 핵심 알고리즘, 코어 플랫폼, 글로벌 모듈, 상표 및 일반 배포용 제품 릴리스에 관한 권리는 Naoris 에 귀속되며, JV 는 본 계약에서 정한 범위의 사용권만 보유한다. ③ Rights in Naoris's existing source code, core algorithms, core platform, globally applicable modules, trademarks, and general distribution releases shall remain in Naoris; the JV holds only the limited license rights expressly granted herein. ④ Foreground IP 와 Background IP 의 결합 자체만으로 Background IP 의 소유권이 JV 에 이전되지 아니한다. ④ Any combination of Foreground IP with Background IP shall not, of itself, transfer ownership of the Background IP to the JV. ⑤ Naoris 가 영역 외에서 JV 소유의 Foreground IP 를 사용하고자 하는 경우, 당사자는 별도 서면합의로 사용범위, 대가 및 조건을 정한다. ⑤ Should Naoris desire to use JV-owned Foreground IP outside the Territory, the Parties shall agree on scope, consideration, and terms by separate written agreement. 10 제1 0 조 아시아 확장 협상권 Article 10 Right of First Negotiation — Asian Expansion JV 가 대한민국 내 공공기관 또는 정부 관련 기관 프로젝트를 성공적으로 확보하고 수행하는 경우, Naoris 는 일본, 싱가포르 및 기타 전략적 아시아 시장으로의 확장과 관련하여 JV 에 우선협상권(First Negotiation Right)을 부여한다. Should the JV successfully secure and execute projects with public institutions or government- related entities within the Territory, Naoris shall grant the JV a right of first negotiation with respect to expansion into Japan, Singapore, and other strategically identified Asian markets. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 8 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. 11 제1 1 조 진술 및 보장 Article 11 Representations and Warranties ① 각 당사자는 본 계약을 체결하고 이행할 적법한 권한을 보유함을 진술·보장한다. ① Each Party represents and warrants that it has full legal capacity and authority to execute and perform this Agreement. ② Naoris 는 본 계약에서 명시한 범위의 권리를 효력발생일까지 영역 내에서 부여할 권한을 보유하거나 적법하게 확보할 것임을 진술·보장한다. ② Naoris represents and warrants that it holds, or shall lawfully obtain by the Effective Date, all authority necessary to grant the rights expressly set forth herein within the Territory. ③ XCURE 는 설립추진자로서 본 계약을 체결할 권한을 보유하며, JV 설립 완료 즉시 JV 가 본 계약상 지위를 승계하도록 필요한 조치를 취할 것임을 진술·보장한다. ③ XCURE represents and warrants that it has authority to execute this Agreement as promoter and shall take all measures to ensure the JV succeeds to and is admitted as a party hereto upon completion of incorporation. 12 제1 2 조 계약기간 및 종료 Article 12 Term and Termination ① 본 계약은 효력발생일부터 최초 독점기간 또는 연장기간 만료 시까지 유효하다. ① This Agreement shall remain in force from the Effective Date until the expiration of the initial or any extended exclusivity period. ② 일방 당사자가 본 계약을 중대하게 위반하고 서면 시정요구 후 30 일 내 이를 시정하지 아니하는 경우, 상대방은 본 계약을 해지할 수 있다. ② In the event of a material breach not remedied within thirty (30) days of written notice, the non-breaching Party may terminate this Agreement. ③ 종료 전에 발생한 지급의무, 비밀유지의무, 지식재산권 귀속 및 분쟁해결 조항은 계약 종료 후에도 존속한다. ③ Payment obligations accrued before termination, confidentiality obligations, IP ownership provisions, and dispute resolution shall survive termination. ④ 종료 또는 만료 시 JV 는 최대 90 일의 합리적 정리기간 이후 Background IP 사용을 중단한다. ④ Upon termination or expiration, the JV shall cease use of the Background IP following a reasonable wind-down period not exceeding ninety (90) days. 13 제1 3 조 비밀유지 Article 13 Confidentiality Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 9 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. ① 본 계약, Binding LOI, JV 설립계약 및 이와 관련하여 교환된 모든 비공개 기술, 영업, 재무, 제품 및 법률 정보는 비밀정보로 한다. ① This Agreement, the Binding LOI, the JV Establishment Agreement, and all non-public technical, commercial, financial, product, and legal information exchanged in connection therewith shall constitute Confidential Information. ② 당사자는 법령, 법원, 감독기관 또는 상장규정에 따른 경우를 제외하고는 사전 서면동의 없이 비밀정보를 제3 자에게 공개하거나 본 계약 목적 외로 사용하여서는 아니 된다. ② No Party shall disclose Confidential Information to any third party or use it for any purpose other than as contemplated herein without prior written consent, except as required by law, court order, regulatory authority, or listing regulations. 14 제1 4 조 준거법 및 분쟁해결 Article 14 Governing Law and Dispute Resolution ① 본 계약은 대한민국 법률에 따라 해석되고 규율된다. ① This Agreement shall be construed and governed by the laws of the Republic of Korea, without regard to its conflict of law principles. ② 분쟁 발생 시 당사자는 15 영업일간 성실히 협의한다. ② In the event of any dispute, the Parties shall first endeavor to resolve it through good-faith senior-level consultation for fifteen (15) business days. ③ 협의로 해결되지 아니하는 분쟁은 대한상사중재원(KCAB International) 국제중재규칙에 따라 서울에서 최종 해결한다. ③ Any unresolved dispute shall be finally settled by arbitration in Seoul under the KCAB International Arbitration Rules, in the Korean or English language. 15 제1 5 조 일반조항 Article 15 General Provisions ① 본 계약은 대한민국 내 독점 총판권 및 지식재산권 라이선스에 관한 확정적 합의(definitive agreement)이며, Binding LOI 와 함께 해석된다. ① This Agreement constitutes the definitive agreement governing the exclusive distribution rights and IP license within the Territory and shall be interpreted in conjunction with the Binding LOI. ② 본 계약에 명시적으로 규정된 사항은 본 계약에 따르고, 기타 사항은 Binding LOI 또는 별도 서면합의에 따른다. ② Matters expressly governed by this Agreement shall be controlled hereby; other matters shall be governed by the Binding LOI or separate written agreement. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

● EXCLUSIVE DISTRIBUTION AND IP LICENSE AGREEMENT CONFIDENTIAL 독점 총판 및 지식재산권 라이선스 계약서 — 10 — Naoris Quantum Protocol Inc. × XCURE Co., Ltd. ③ 본 계약의 변경·수정은 당사자들의 서면 서명에 의하며, 효력발생일 이후에는 JV 의 동의도 필요하다. ③ Any amendment shall be valid only if in writing and signed by authorized representatives of all Parties, with the JV's consent required following the Effective Date. ④ 본 계약은 전자서명 또는 대응부수 방식으로 체결될 수 있으며, 각 부는 원본과 동일한 효력을 가진다. ④ This Agreement may be executed by electronic signature or in counterparts, each constituting an original and all forming one instrument. I N W I T N E S S W H E R E O F 이하 각 당사자의 권한 있는 대표자가 서명함으로써 본 계약의 체결을 확인한다. L I C E N S E E / 라이선시 XCURE Co., Ltd. 성 명 / Name: ······························ 직 함 / Title: ······························ 서 명 / Signature: ······························ 일 자 / Date: ······························ L I C E N S O R / 라이선서 Naoris Quantum Protocol Inc. 성 명 / Name: ······························ 직 함 / Title: ······························ 서 명 / Signature: ······························ 일 자 / Date: ······························ 03/23/2026 03/23/2026 CBO CEO Youssef El Maddarsi An Eun Chul Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A